SHIPPING AGENT AGREEMENT

THE PARTIES TO THIS AGREEMENT ARE:

The Agent:          NJDist.Biz
                    51-01 39th Avenue
                    Queens, NY 11104
                    Tel (973)914-1406

The Company:        NYC MODA INC.
                    547 N Yale Avenue,
                    Villa Park IL 60181
                    Tel (347)690-0196

This Agreement (the "Agreement") is entered into effect this May 17, 2011, 2011 between NJDist.Biz ("the Agent") and NYC MODA INC. ("the Company")

Whereas the Agent may from time to time pick up clothing from New York stores and deliver to Agent warehouse, store them and ship later to the Company for a Shipping Agent fee.

1. Services. Agent shall use its best efforts to provide the services ("the Services") to the company as requested and further described herein on a non exclusive or exclusive basis, as reasonably requested by the Company.

2. Shipping Agent fee shall be calculated as ten per cent (10%) of the net value of items bought by the Company. Net value shall exclude value added tax, postage and packaging, insurance, refunds and payments not honored by a financial institution. Shipping and handling will be executed by Agent and billed later to Company on exact same amount the Agent paid.

3. Term and Termination. Agent shall serve as a Buyer to the Company for Six (6) continuous months commencing on the Effective Date. Either party shall have the right to terminate this contract at will with 30 days' notice to the party opposite.

5. Independent Contractor. Agent's relationship with the Company will be that of an independent contractor and not an employee. Agent will not be eligible for any employee benefits, nor will the Company make deductions from consideration paid to Agent for taxes, all of which will be Agent's responsibility. Agent will have no authority to enter into contracts that bind the Company or create obligations on the part of the Company without the prior written authorization of the Company.

6. Company's Representations, Warranties and Covenants. As of the
Effective Date, the Company hereby represents, warrants and covenants to Consultant as follows:

      (a) The Company is a duly organized corporation validly existing under the laws of the United States and has full power and authority to perform its obligations under this agreement.



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      (b) The Company's Board of Directors has determined that the consideration received for the services to be rendered is adequate. In rendering its Services, Agent will be using and relying on the information supplied to it by the company without independent verification thereof or independent appraisal of any of the Company's business. The Company hereby represents that all information made available to Agent by the Company will be complete and correct in all material respects and will not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made.


7. Confidentiality, Non-Disclosure, Non-Circumvention, Non-Compete

       a) WHEREAS the parties mutually recognize that in the transaction of their affairs each may learn from the other, including associates, the identity, address and/or telephone and/or telefax and/or E-mail address and/or number of clients, agents, brokers, buyers, sellers, financiers and/or bank or trust contracts (hereinafter referred to as "Confidential Sources") which the other party has acquired by periods of investment in time, expense and effort.. Now therefore consideration of the mutual promises set forth herein, each party covenants and agrees with the other as follows:

      The parties hereto hereby contractually covenant, warrant, guarantee and agree as follows: to irrevocably mutually covenant, as evidenced and acknowledged by this memorization of their executions hereof, agree as follows:

      b) Each of the signatories to the within contractual Agreement and their employees, agents, associates, and/or any other parties with whom they maintain a corporate or individual relationship, or who they may act as agents or principals for, shall be deemed to be parties to the within Confidentiality, Non-Circumvention, Non-Disclosure, Non-Compete, Agreement and shall be contractually bound to full compliance with the letter, spirit and intent of the within Agreement, and shall be fully bound by each and all of the terms, covenants and conditions of this Agreement. All documents signed on behalf of a corporation shall be deemed to be executed with full authority of the Board of Directors.

       c) The within Agreement is executed and affected by the parties as a perpetuating guarantee and contractual agreement by the parties. Therefore, this Agreement shall be in full force and effect commencing the date affixed herein below and will during said term be applicable to any and all potential transactions and/or proprietary information transmitted to or entertained by the undersigned parties hereto.

      d) The parties hereto covenant, warrant and agree not to circumvent the interests, intentions, plans, and proposed undertakings of the party of the other part or to enter upon a competitive path and/or effort, or to utilize any of the proprietary information delivered into its custody, care and control or that would in any fashion interfere with, conflict with, or diminish, the possibility



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and/or probabilities of its success in any ventures, projects, proposed acquisitions, financial undertakings, and/or other activities which this office shall be a party to.


8. Miscellaneous.

	(a) Amendments and Waivers. No term of this Agreement may be amended or waived except with the written consent of the parties.

	(b) Entire Agreement. This Agreement, constitutes the entire agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

	(c) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be (I) delivered personally, (II) sent by certified or registered mail, postage prepaid, return receipt requested, (III) delivered by a nationally-recognized delivery service (such as Federal Express or UPS), or (IV) faxed, addressed to the party to be notified as such party's address or facsimile number as set forth below or as subsequently modified by written notice. Notices shall be deemed communicated upon receipt if personally delivered, delivered by a nationally-recognized delivery service or faxed (with a written confirmation of facsimile transmission), or five (5) days after posting if sent by certified mail.

	(d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey without giving effect or the principles of conflict of laws.

	(e) Attorneys' Fees. If any action at law or in equity is commenced by any party to enforce or interpret the terms of this Agreement, the party finally prevailing in such proceeding or action shall be entitled to recover from the unsuccessful part reasonable attorneys' fees, cost and necessary disbursements in addition to any other relief to which it may be entitled.

	(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provisions in good faith. In the event that the parties can not reach a mutually agreeable and enforceable replacement for such provisions, the (I) such provisions shall be excluded from this Agreement, (II) the balance of the Agreement shall be interpreted as if such provisions were so excluded and (III) the balance of the Agreement shall be enforceable in accordance with its terms.

      (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.



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The Parties hereto have executed this Agreement as of the Effective
Date.


/s/Ilona Svinta
---------------
ILONA SVINTA, on behalf of NYC MODA INC


/s/Alex Kistaunbaev
-------------------
ALEX KISTAUNBAEV, on behalf of NJDist.Biz


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